PETROQUEST ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma financial information is presented to illustrate the effect of the June 4, 2015 sale by PetroQuest Energy, Inc. (the “Company”) of a majority of its Woodford Shale and Mississippian Lime oil and gas assets (the “Disposition”) on its historical financial position and operating results.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 is based on the historical financial statements of the Company as of March 31, 2015 after giving effect to the Disposition as if it had occurred on March 31, 2015. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 are based on the historical financial statements of the Company for such periods after giving effect to the Disposition as if it had occurred on January 1, 2014. The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Disposition been consummated on the date or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes contained in the Company’s 2014 Annual Report on Form 10-K, filed on March 6, 2015, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 6, 2015.

PETROQUEST ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2015
(Amounts in Thousands)

	Petroquest Historical	Disposed Properties		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$14,209	$256,740	(a)	$270,949
Deferred Sales Proceeds	—	14,515	(a)	14,515
Revenue receivable	13,691			13,691
Joint interest billing receivable	32,202			32,202
Derivative asset	11,121			11,121
Prepaid drilling costs	1,033			1,033
Other current assets	6,684			6,684
Total current assets	78,940	271,255		350,195
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	2,270,360	(2,012)	(b)	2,268,348
Unevaluated oil and gas properties	88,762	(44,856)	(c)	43,906
Accumulated depreciation, depletion and amortization	(1,777,246)	(222,745)	(d)	(1,999,991)
Oil and gas properties, net	581,876	(269,613)		312,263
Other property and equipment	15,033			15,033
Accumulated depreciation of other property and equipment	(10,649)			(10,649)
Total property and equipment	586,260	(269,613)		316,647
Derivative asset	192			192
Other assets	5,563			5,563
Total assets	$670,955	$1,642		$672,597
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$164,296			$164,296
Bank debt	85,000			85,000
10% Senior Notes	350,000			350,000
Asset retirement obligation	53,448	(2,012)	(b)	51,436
Other long-term liability	447			447
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1			1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 64,815	65			65
Paid-in capital	287,454			287,454
Accumulated other comprehensive income	7,018			7,018
Accumulated deficit	(276,774)	3,654	(e)	(273,120)
Total liabilities and stockholders’ equity	$670,955	$1,642		$672,597

PETROQUEST ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2015
(Amounts in Thousands, Except Per Share Data)

	Petroquest Historical	Disposed Properties		Pro Forma
Revenues:
Oil and gas sales	$33,451	$(9,396)	(f)	$24,055
Expenses:
Lease operating expenses	10,902	(1,729)	(f)	9,173
Production taxes	956	(205)	(f)	751
Depreciation, depletion and amortization	20,654	(5,327)	(g)	15,327
Ceiling test write-down	108,911	(101,411)	(g)	7,500
General and administrative	5,339			5,339
Accretion of asset retirement obligation	859	(22)	(f)	837
Interest expense	7,874	927	(h)	8,801
	155,495	(107,767)		47,728
Other income:
Other income	157			157
Income (loss) from operations	(121,887)	98,371		(23,516)
Income tax benefit	(927)			(927)
Net income (loss)	(120,960)	98,371		(22,589)
Preferred stock dividend	1,280			1,280
Income (loss) available to common stockholders	$(122,240)	$98,371		$(23,869)
Earnings per common share:
Basic
Net income (loss) per share	$(1.89)			$(0.37)
Diluted
Net income (loss) per share	$(1.89)			$(0.37)
Weighted average number of common shares:
Basic	64,774			64,774
Diluted	64,774			64,774

PETROQUEST ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2014
(Amounts in Thousands, Except Per Share Data)

	Petroquest Historical	Disposed Properties		Pro Forma
Revenues:
Oil and gas sales	$225,021	$(56,738)	(i)	$168,283
Expenses:				—
Lease operating expenses	48,597	(8,655)	(i)	39,942
Production taxes	5,927	(1,801)	(i)	4,126
Depreciation, depletion and amortization	87,818	(21,612)	(j)	66,206
General and administrative	22,870			22,870
Accretion of asset retirement obligation	2,958	(115)	(i)	2,843
Interest expense	29,281	4,687	(k)	33,968
	197,451	(27,496)		169,955
Other income (expense):				—
Other income	679			679
	679	—		679
Income (loss) from operations	28,249	(29,242)		(993)
Income tax expense (benefit)	(2,941)			(2,941)
Net income (loss)	31,190	(29,242)		1,948
Preferred stock dividend	5,139			5,139
Net income (loss) available to common stockholders	$26,051	$(29,242)		$(3,191)
Earnings per common share:
Basic
Net income (loss) per share	$0.39			$(0.05)
Diluted
Net income (loss) per share	$0.39			$(0.05)
Weighted average number of common shares:				—
Basic	64,204	—		64,204
Diluted	64,225	(21)	(l)	64,204

1. Basis of Presentation
On June 4, 2015, PetroQuest Energy, Inc. (the "Company") entered into a purchase and sale agreement for the sale of the majority of its Woodford Shale and Mississippian Lime oil and gas assets (the “Disposition”) for gross proceeds of approximately $280 million, subject to customary post-closing purchase price adjustments.
The accompanying unaudited pro forma condensed consolidated financial statements present the consolidated financial statements of the Company assuming the Disposition occurred as of March 31, 2015 for purposes of the pro forma condensed consolidated balance sheet as of March 31, 2015 and assuming the Disposition occurred as of January 1, 2014 for purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and three months ended March 31, 2015.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the Company's financial position or results of operations would have been if the Disposition had occurred as presented, or to project the Company's financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Disposition and are expected to have a continuing impact on the Company's results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made.
2. Pro Forma Adjustments
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015
(a) To adjust cash and cash equivalents and deferred sales proceeds for the estimated receipt of proceeds from the sale of oil and gas properties, net of estimated fees incurred in connection with the transaction.
(b) To eliminate asset retirement obligation related to the assets sold.
(c) To eliminate unevaluated oil and gas properties related to the assets sold.
(d) To record adjustments to accumulated depreciation, depletion and amortization and gain recognized related to the assets sold.
(e) To record the gain on sale of oil and gas properties
Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2015
(f) To eliminate the revenues and direct operating expense for the assets sold.
(g) To adjust historical depletion expense associated with oil and gas properties as if the sale of the assets had occurred on January 1, 2014.
(h) To adjust capitalized interest expense related to unevaluated oil and gas properties sold.
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014
(i) To eliminate the revenues and direct operating expense for the assets sold.
(j) To adjust historical depletion expense associated with oil and gas properties as if the sale of the assets had occurred on January 1, 2014.
(k) To adjust capitalized interest expense related to unevaluated oil and gas properties sold.
(l) Common stock representing unvested shares of restricted common stock were not included in the computation of diluted earnings per share because the inclusion would have been anti-dilutive.